Exhibit 4.2
EXECUTION COPY
LEVI STRAUSS & CO.
9 3/4% Senior Notes due 2015

FIRST SUPPLEMENTAL INDENTURE
dated as of May 6, 2010
to
INDENTURE
Dated as of December 22, 2004

WILMINGTON TRUST COMPANY,
Trustee

     FIRST SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of May 6, 2010, between LEVI STRAUSS & CO., a Delaware corporation (the “Company”), and WILMINGTON TRUST COMPANY, as trustee (the “Trustee”).
     WHEREAS, the Company and the Trustee are parties to an Indenture, dated as of December 22, 2004 (the “Indenture”), pursuant to which the Company issued $450,000,000 aggregate principal amount of 9 3/4% Senior Notes due 2015 (the “Securities”);
     WHEREAS, pursuant to Section 9.01(1) of the Indenture, the Company and the Trustee may amend the Indenture or the Securities without notice to or consent of the Holders to cure any ambiguity, omission, defect or inconsistency;
     WHEREAS, a defective provision has been determined to exist in certain dates contained in the Optional Redemption provision in the form of Securities in the Indenture and in the Securities, which incorrectly references December 15 in the line of text immediately preceding the tabled redemption prices, rather than January 15;
     WHEREAS, pursuant to Section 9.02 of the Indenture, the Company and the Trustee may amend certain terms of the Indenture with the written consent of the Holders (as defined in the Indenture) of at least a majority in aggregate principal amount of the Securities then outstanding;
     WHEREAS, the Company has offered to purchase for cash all of the Securities (the “Offer”) and has solicited consents (the “Solicitation”) to certain amendments to the Indenture (the “Proposed Amendments”) pursuant to the Company’s Offer to Purchase and Consent Solicitation Statement dated April 22, 2010 (the “Solicitation Statement”);
     WHEREAS, the Company has obtained the written consent to the Proposed Amendments to the Indenture from the Holders of at least a majority in aggregate principal amount of the Securities (the “Requisite Consents”);
     WHEREAS, the Holders who have delivered such written consents to the Proposed Amendments have waived any rights to withdraw such consents pursuant to the Indenture;
     WHEREAS, the execution and delivery of this Supplemental Indenture have been duly authorized by the parties hereto, and all conditions and requirements necessary to make this instrument a valid and binding agreement have been duly performed and complied with;
     WHEREAS, the Trustee is indemnified pursuant to Section 7.07 of the Indenture in connection with the Trustee’s execution of this Supplemental Indenture; and
     WHEREAS, the Company has heretofore delivered or is delivering contemporaneously herewith to the Trustee (i) a copy of the resolutions of the Board of Directors of the Company authorizing the execution of this Supplemental Indenture, (ii) confirmation from Citibank, N.A., as tender agent for the Solicitation, of the receipt from Holders of the Requisite Consents, and (iii) the Officers’ Certificate and the Opinion of Counsel described in Sections 9.06 and 10.04 of the Indenture.

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     NOW, THEREFORE, for and in consideration of the foregoing premises, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Securities, as follows:
ARTICLE I
AMENDMENTS TO INDENTURE
     SECTION 1.01. Amendments.
          (a) At such time as the Company delivers written notice to the Trustee that Securities representing at least a majority in aggregate principal amount of the Securities validly tendered and not validly withdrawn pursuant to the Offer have been accepted for purchase:
          i. Section 3.03 of the Indenture shall be amended and restated in its entirety to read as follows:
          “SECTION 3.03. Notice of Redemption. At least 3 business days but not more than 60 days before a date for redemption of Securities, the Company shall mail a notice of redemption by first-class mail to each Holder of Securities to be redeemed.
          The notice shall identify the Securities to be redeemed and shall state:
          (1) the redemption date;
          (2) the redemption price or the information specified in clause (c) of paragraph 5 of the Securities;
          (3) the name and address of the Paying Agent;
          (4) that Securities called for redemption must be surrendered to the Paying Agent to collect the redemption price;
          (5) if fewer than all the outstanding Securities are to be redeemed, the identification and principal amounts of the particular Securities to be redeemed;
          (6) that, unless the Company defaults in making such redemption payment, interest on Securities (or portion thereof) called for redemption ceases to accrue on and after the redemption date; and
          (7) that no representation is made as to the correctness or accuracy of the CUSIP, ISIN or Common Code number, if any, listed in such notice or printed on the Securities.
          At the Company’s request, the Trustee shall give the notice of redemption in the Company’s name and at the Company’s expense. In such event, the Company shall provide the Trustee with the information required by this Section at least 15 days before the redemption date.”

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     ii. Section 4.01 of the Indenture shall be amended and restated in its entirety to read as follows:
               “SECTION 4.01. Covenant Suspension. After such time as:
          (a) the Securities have Investment Grade Ratings from both Rating Agencies and
          (b) no Default or Event of Default has occurred and is continuing under this Indenture, the Company and the Restricted Subsidiaries will not be subject to the following Sections of this Indenture: Section 4.07 (the “Suspended Covenants”).”
     iii. Sections 4.03 through 4.06 shall be amended and restated in their entirety to read as follows:
          “SECTION 4.03 [Intentionally Omitted]
          SECTION 4.04 [Intentionally Omitted]
          SECTION 4.05 [Intentionally Omitted]
          SECTION 4.06 [Intentionally Omitted]”
     iv. Section 4.07 of the Indenture shall be amended and restated in its entirety to read as follows:
          “SECTION 4.07. Limitation on Asset Sales.
          (a) [Intentionally omitted]
          (b) The Net Available Cash (or any portion thereof) from Asset Sales may be applied by the Company or a Restricted Subsidiary, to the extent the Company or such Restricted Subsidiary elects (or is required by the terms of any Debt):
     (i) to Repay Debt Incurred pursuant to clause (b) of the definition of Permitted Debt (excluding, in any such case, any Debt owed to the Company or an Affiliate of the Company); or
     (ii) to reinvest in Additional Assets (including by means of an Investment in Additional Assets by a Restricted Subsidiary with Net Available Cash received by the Company or another Restricted Subsidiary), provided, however, that the Net Available Cash (or any portion thereof) from Asset Sales from the Company to any Subsidiary must be reinvested in Additional Assets of the Company.

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          (c) Any Net Available Cash from an Asset Sale not applied in accordance with the preceding paragraph within 360 days from the date of the receipt of such Net Available Cash shall constitute “Excess Proceeds”.
          When the aggregate amount of Excess Proceeds not previously subject to a Prepayment Offer (as defined below) exceeds $10.0 million (taking into account income earned on those Excess Proceeds, if any), the Company will be required to make an offer to purchase the Securities (the “Prepayment Offer”) which offer shall be in the amount of the Allocable Excess Proceeds, on a pro rata basis according to principal amount, at a purchase price equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to the purchase date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), in accordance with the procedures (including prorating in the event of oversubscription) set forth in this Indenture. To the extent that any portion of the amount of Net Available Cash remains after compliance with the preceding sentence and provided that all Holders of Securities have been given the opportunity to tender their Securities for purchase in accordance with this Indenture, the Company or such Restricted Subsidiary may use the remaining amount for any purpose permitted by this Indenture and the amount of Excess Proceeds will be reset to zero.
          The term “Allocable Excess Proceeds” will mean the product of:
          (a) the Excess Proceeds and
          (b) a fraction,
     (1) the numerator of which is the aggregate principal amount of the Securities outstanding on the date of the Prepayment Offer, and
     (2) the denominator of which is the sum of the aggregate principal amount of the Securities outstanding on the date of the Prepayment Offer and the aggregate principal amount of other Debt of the Company outstanding on the date of the Prepayment Offer that is pari passu in right of payment with the Securities and subject to terms and conditions in respect of Asset Sales similar in all material respects to the covenant described hereunder and requiring the Company to make an offer to purchase such Debt at substantially the same time as the Prepayment Offer.
     (d)(1) Within five Business Days after the Company is obligated to make a Prepayment Offer as described in the preceding paragraph, the Company shall send a written notice, by first-class mail, to the Holders of Securities, accompanied by information regarding the Company and its Subsidiaries as the Company in good faith believes will enable the Holders to make an informed decision with respect to that Prepayment Offer. The notice shall state, among other things, the purchase price and

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the purchase date, which shall be, subject to any contrary requirements of applicable law, a Business Day no earlier than 30 days nor later than 60 days from the date the notice is mailed.
     (2) Not later than the date upon which written notice of a Prepayment Offer is delivered to the Trustee as provided above, the Company shall deliver to the Trustee an Officers’ Certificate as to (i) the amount of the Prepayment Offer (the “Offer Amount”), (ii) the allocation of the Net Available Cash from the Asset Sales pursuant to which such Prepayment Offer is being made and (iii) the compliance of such allocation with the provisions of Section 4.07(b). On or before the Purchase Date, the Company shall also irrevocably deposit with the Trustee or with the Paying Agent (or, if the Company or a Wholly Owned Subsidiary is the Paying Agent, shall segregate and hold in trust) in Temporary Cash Investments (other than in those enumerated in clause (b) of the definition of Temporary Cash Investments), maturing on the last day prior to the Purchase Date or on the Purchase Date if funds are immediately available by open of business, an amount equal to the Offer Amount to be held for payment in accordance with the provisions of this Section. Upon the expiration of the period for which the Prepayment Offer remains open (the “Offer Period”), the Company shall deliver to the Trustee for cancellation the Securities or portions thereof that have been properly tendered to and are to be accepted by the Company. The Trustee or the Paying Agent shall, on the Purchase Date, mail or deliver payment to each tendering Holder in the amount of the purchase price. In the event that the aggregate purchase price of the Securities delivered by the Company to the Trustee is less than the Offer Amount, the Trustee or the Paying Agent shall deliver the excess to the Company immediately after the expiration of the Offer Period for application in accordance with this Section.
     (3) Holders electing to have a Security purchased shall be required to surrender the Security, with an appropriate form duly completed, to the Company or its agent at the address specified in the notice at least three Business Days prior to the Purchase Date. Holders shall be entitled to withdraw their election if the Trustee or the Company receives not later than one Business Day prior to the Purchase Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Security that was delivered for purchase by the Holder and a statement that such Holder is withdrawing its election to have such Security purchased. If at the expiration of the Offer Period the aggregate principal amount of Securities surrendered by Holders exceeds the Offer Amount, the Company shall select the Securities to be purchased on pro rata basis for all Securities, (with such adjustments as may be deemed appropriate by the Company so that only Securities in denominations of $1,000, or integral multiples thereof, shall be purchased). Holders whose Securities are purchased only in part shall

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be issued new Securities equal in principal amount to the unpurchased portion of the Securities surrendered.
     (4) At the time the Company delivers Securities to the Trustee that are to be accepted for purchase, the Company shall also deliver an Officers’ Certificate stating that such Securities are to be accepted by the Company pursuant to and in accordance with the terms of this Section. A Security shall be deemed to have been accepted for purchase at the time the Trustee or the Paying Agent mails or delivers payment therefor to the surrendering Holder.
          (e) The Company will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Securities pursuant to the covenant described hereunder. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Section by virtue thereof.”
     v. Sections 4.08 through 4.11 shall be amended and restated in their entirety to read as follows:
          “SECTION 4.08 [Intentionally Omitted]
          SECTION 4.09 [Intentionally Omitted]
          SECTION 4.10 [Intentionally Omitted]
          SECTION 4.11 [Intentionally Omitted]”
     vi. Section 5.01 of the Indenture shall be amended and restated in its entirety to read as follows:
          “SECTION 5.01. When Company May Merge or Transfer Assets. The Company shall not merge, consolidate or amalgamate with or into any other Person (other than a merger of a Wholly Owned Restricted Subsidiary into the Company) or sell, transfer, assign, lease, convey or otherwise dispose of all or substantially all its Property in any one transaction or series of transactions unless:
          (a) the Company shall be the surviving Person (the “Surviving Person”) or the Surviving Person (if other than the Company) formed by that merger, consolidation or amalgamation or to which that sale, transfer, assignment, lease, conveyance or disposition is made shall be a corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia;

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          (b) the Surviving Person (if other than the Company) expressly assumes, by supplemental indenture in form satisfactory to the Trustee, executed and delivered to the Trustee by that Surviving Person, the due and punctual payment of the principal of, and premium, if any, and interest on, all the Securities, according to their tenor, and the due and punctual performance and observance of all the covenants and conditions of this Indenture to be performed by the Company;
          (c) in the case of a sale, transfer, assignment, lease, conveyance or other disposition of all or substantially all the Property of the Company, that Property shall have been transferred as an entirety or virtually as an entirety to one Person;
          (d) immediately before and after giving effect to that transaction or series of transactions on a pro forma basis (and treating, for purposes of this clause (d) and clause (e) below, any Debt that becomes, or is anticipated to become, an obligation of the Surviving Person or any Restricted Subsidiary as a result of that transaction or series of transactions as having been Incurred by the Surviving Person or the Restricted Subsidiary at the time of that transaction or series of transactions), no Default or Event of Default shall have occurred and be continuing;
          (e) [intentionally omitted]
          (f) the Company shall deliver, or cause to be delivered, to the Trustee, in form and substance reasonably satisfactory to the Trustee, an Officers’ Certificate and an Opinion of Counsel, each stating that the transaction and the supplemental indenture, if any, in respect thereto comply with this Section and that all conditions precedent herein provided for relating to the transaction have been satisfied; and
          (g) the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders will not recognize income, gain or loss for Federal income tax purposes as a result of the transaction and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if that transaction had not occurred.
          The Surviving Person shall succeed to, and be substituted for, and may exercise every right and power of the Company under this Indenture, but the predecessor Company in the case of:
          (a) a sale, transfer, assignment, conveyance or other disposition (unless that sale, transfer, assignment, conveyance or other disposition is of all the assets of the Company as an entirety or virtually as an entirety), or
          (b) a lease, shall not be released from any obligation to pay the principal of, premium, if any, and interest on, the Securities.”

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     vii. Section 6.01 of the Indenture shall be amended and restated in its entirety to read as follows:
          “SECTION 6.01. Events of Default. The following events shall be “Events of Default”:
          (1) the Company defaults in any payment of interest on any Security when the same becomes due and payable, and such default continues for a period of 30 days;
          (2) the Company defaults in the payment of the principal of any Security when the same becomes due and payable at its Stated Maturity, upon acceleration, redemption, optional redemption, required repurchase or otherwise;
          (3) the Company fails to comply with Article 5;
          (4) the Company fails to comply with any covenant or agreement in the Securities or in this Indenture (other than a failure that is the subject of the foregoing clause (1), (2) or (3)) and such failure continues for 30 days after written notice is given to the Company as specified below;
          (5) [Intentionally omitted]
          (6) the Company or any Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law:
     (A) commences a voluntary case;
     (B) consents to the entry of an order for relief against it in an involuntary case;
     (C) consents to the appointment of a Custodian of it or for any substantial part of its property; or
     (D) makes a general assignment for the benefit of its creditors;
          or takes any comparable action under any foreign laws relating to insolvency;
          (7) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:
     (A) is for relief against the Company or any Significant Subsidiary in an involuntary case;
     (B) appoints a Custodian of the Company or any Significant Subsidiary or for any substantial part of its property; or

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     (C) orders the winding up or liquidation of the Company or any Significant Subsidiary; or
     (D) grants any similar relief under any foreign laws;
               and in each such case the order or decree remains unstayed and in effect for 30 days; or
          (8) [Intentionally omitted].
          The foregoing will constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.
          The term “Bankruptcy Law” means Title 11, United States Code, or any similar Federal or state law for the relief of debtors. The term “Custodian” means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.
          A Default under clause (4) is not an Event of Default until the Trustee or the Holders of at least 25% in aggregate principal amount of the Securities then outstanding notify the Company (and in the case of such notice by Holders, the Trustee) of the Default and the Company does not cure that Default within the time specified after receipt of such notice. The notice must specify the Default, demand that it be remedied and state that such notice is a “Notice of Default”.
          The Company shall deliver to the Trustee, within 30 days after the occurrence thereof, written notice in the form of an Officers’ Certificate of any Event of Default and any event that with the giving of notice or the lapse of time would become an Event of Default, its status and what action the Company is taking or proposes to take with respect thereto.”
     viii. All references in the Indenture or the Securities to a provision deleted pursuant to the amendments set forth in Subsections (a) through (g) of this Section 1.01 shall be deleted in their entirety from the Indenture and the Securities, and any definitions used exclusively in the provisions of the Indenture deleted pursuant to the amendments set forth in Subsections (a) through (g) of this Section 1.01 shall be deleted in their entirety from the Indenture. The requirement of any provision of the Indenture that any action on behalf of the Company or the Trustee be taken in accordance with or pursuant to any of the provisions of the Indenture that are deleted pursuant to Subsections (a) through (g) of this Section 1.01 shall be disregarded and the Company or the Trustee shall be deemed to have taken such action in accordance with and pursuant to such deleted provision. None of the Company, the Trustee or other parties to or beneficiaries of the Indenture shall have any rights, obligations or liabilities under any of the provisions of the Indenture that are deleted pursuant to Subsections (a) through (g) of this

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Section 1.01, and such deleted provisions shall not be considered in determining whether an Event of Default has occurred or whether the Company has observed, performed or complied with the provisions of the Indenture.
     (b) Section 5(a) of the Form of Security attached to the Indenture and of the Global Securities dated June 10, 2005 (CUSIP Nos. 52736RAQ5 and 52736RAP7) (collectively, the “Original Issue Date Securities”) shall each be amended and restated in its entirety to read as follows:
          “(a) Except as set forth below, the Securities may not be redeemed prior to January 15, 2010. On and after that date, the Company may redeem the Securities in whole at any time or in part form time to time at the following redemption prices (expressed in percentages of principal amount), plus accrued and unpaid interest, if any, to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date that is on or prior to the date of redemption), if redeemed during the 12-month period beginning on or after January 15 of the years set forth below:

Period	Redemption Price
2010	104.875%
2011	103.250%
2012	101.625%
2013 and thereafter	100.000	% ”
          In order to effectuate the amendment and restatement of Section 5(a) of the Original Issue Date Securities, the Company shall issue two new Global Securities in the forms set forth in Exhibit A hereto, and such new Global Securities shall be authenticated by the Trustee upon receipt of an authentication order of the Company, an Officers’ Certificate and an Opinion of Counsel, and the Original Issue Date Securities shall then be cancelled by the Trustee.
ARTICLE II
GENERAL PROVISIONS
     SECTION 2.01. The Indenture Ratified. Except as expressly modified herein, the Indenture is in all respects ratified and confirmed, and all the terms, provisions, and conditions thereof shall be and remain in full force and effect.
     SECTION 2.02. Counterparts. This Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.
     SECTION 2.03. This Supplemental Indenture is a Supplement to The Indenture. This Supplemental Indenture is executed as and shall constitute an indenture supplemental to the Indenture and shall be construed in connection with and as part of the Indenture. Subject to

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Section 10.01 of the Indenture, in the case of conflict between the Indenture and this Supplemental Indenture, the provisions of this Supplemental Indenture shall control.
     SECTION 2.04. Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAW OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY. EACH OF THE PARTIES HERETO AGREES TO SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS SUPPLEMENTAL INDENTURE.
     SECTION 2.05. References to This Supplemental Indenture. Any and all notices, requests, certificates and other instruments executed and delivered after the execution and delivery of this Supplemental Indenture may refer to the Indenture without making specific reference to this Supplemental Indenture, but nevertheless all such references shall include this Supplemental Indenture unless the context otherwise requires.
     SECTION 2.06. Effect of This Supplemental Indenture. The Indenture shall be deemed to be modified as herein provided, but except as modified hereby, the Indenture shall continue in full force and effect. The Indenture as modified hereby shall be read, taken, and construed as one and the same instrument.
     SECTION 2.07. Severability. In the event that any provisions of this Supplemental Indenture shall be invalid, illegal, or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
     SECTION 2.08. Trust Indenture Act. If any provisions hereof limit, qualify, or conflict with any provisions of the TIA required under the TIA to be a part of and govern this Supplemental Indenture, the provisions of the TIA shall control. If any provision hereof modifies or excludes any provision of the TIA that pursuant to the TIA may be so modified or excluded, the provisions of the TIA as so modified or excluded hereby shall apply.
     SECTION 2.09. Trustee Not Responsible for Recitals. The recitals contained herein shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to, and shall not be responsible in any manner for or in respect of, the validity or sufficiency of this Supplemental Indenture.
     In entering into this Supplemental Indenture, the Trustee shall be entitled to the benefit of every provision of the Indenture relating to the conduct or affecting the liability or affording protection or indemnity to the Trustee, whether or not elsewhere herein so provided.
     SECTION 2.10. Effectiveness. This Supplemental Indenture shall be effective and binding immediately upon its execution by the Company and the Trustee.
     SECTION 2.11. Capitalized Terms. Capitalized terms used herein but not defined shall have the meanings assigned to them in the Indenture.

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[signature page follows]

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     IN WITNESS WHEREOF, each of the parties hereto have caused this Supplemental Indenture to be duly executed on its behalf by its duly authorized officer as of the day and year first above written.

The Company: LEVI STRAUSS & CO.
By:	/s/ Roger J. Fleischmann, Jr.
	Name:	Roger J. Fleischmann, Jr.
	Title:	Vice President and Treasurer

Trustee: WILMINGTON TRUST COMPANY
By:	/s/ Michael G. Oller, Jr.
	Name:	Michael G. Oller, Jr.
	Title:	Assistant Vice President

[SIGNATURE PAGE TO FIRST SUPPLEMENTAL INDENTURE TO 2004 INDENTURE]

Exhibit A
Form of new Global Securities

AMENDED AND RESTATED 9-3/4% SENIOR NOTE DUE 2015
          UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.
TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

No. 1 (Amendment and Restatement)	up to $446,160,000
9-3/4% Senior Note due 2015
CUSIP No. 52736RAQ5
ISIN No. US52736RAQ56
          LEVI STRAUSS & CO., a Delaware corporation, promises to pay to Cede & Co., or registered assigns, the principal sum of Four Hundred Forty Six Million One Hundred Sixty Thousand Dollars ($446,160,000) as set forth on the Schedule of Increases or Decreases annexed hereto on January 15, 2015.
          Interest Payment Dates: January 15 and July 15.
          Record Dates: January 1 and July 1.

          Additional provisions of this Security are set forth on the other side of this Security executed.
          IN WITNESS WHEREOF, the parties have caused this instrument to be duly executed.

LEVI STRAUSS & CO.,
by
	Name:	Blake Jorgensen
	Title:	Executive Vice President and Chief Financial Officer

by
	Name:	Roger J. Fleischmann, Jr.
	Title:	Vice President and Treasurer

  TRUSTEE’S CERTIFICATE OF AUTHENTICATION
Dated:
WILMINGTON TRUST COMPANY,
   as Trustee, certifies
   that this is one of
   the Securities referred
   to in the Indenture.

by:
Authorized Signatory

9-3/4% Senior Note due 2015
1. Interest
          LEVI STRAUSS & CO., a Delaware corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the “Company”), promises to pay interest on the principal amount of this Security at the rate per annum shown above. The Company will pay interest semiannually on January 15 and July 15 of each year. Interest on the Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from December 22, 2004. Interest shall be computed on the basis of a 360-day year of twelve 30-day months. The Company shall pay interest on overdue principal at the rate borne by the Securities plus 1% per annum, and it shall pay interest on overdue installments of interest at the rate borne by the Securities to the extent lawful.
2. Method of Payment
          The Company will pay interest on the Securities (except defaulted interest) to the Persons who are registered Holders of Securities at the close of business on the January 1 or July 1 next preceding the interest payment date even if Securities are canceled after the record date and on or before the interest payment date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States of America that at the time of payment is legal tender for payment of public and private debts. Payments in respect of the Securities represented by a Global Security (including principal, premium and interest) will be made by wire transfer of immediately available funds to the accounts specified by The Depository Trust Company. The Company will make all payments in respect of a Definitive Security (including principal, premium and interest), by mailing a check to the registered address of each Holder thereof; provided, however, that payments on the Securities may also be made, in the case of a Holder of at least $1,000,000 aggregate principal amount of Securities, by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).
3. Paying Agent and Registrar
          Initially, WILMINGTON TRUST COMPANY, a Delaware banking corporation (the “Trustee”), will act as Paying Agent and Registrar. The Company may appoint and change any Paying Agent, Registrar or co-registrar without notice. The Company or any of its domestically incorporated Wholly Owned Subsidiaries may act as Paying Agent, Registrar or co-registrar.
4. Indenture
          The Company issued the Securities under an Indenture dated as of December 22, 2004 (the “Indenture”), between the Company and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb) as in effect on the date of the

Indenture (the “TIA”). Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Securities are subject to all such terms, and Securityholders are referred to the Indenture and the TIA for a statement of those terms.
          The Securities are unsubordinated unsecured obligations of the Company limited to an aggregate principal amount at any one time outstanding as established in or pursuant to a resolution of the Board of Directors of the Company (subject to Sections 2.01 and 2.08 of the Indenture). This Security is one of the Exchange Securities referred to in the Indenture issued in exchange for Initial Securities. The Securities include the Exchange Securities, the Original Securities in the aggregate principal amount of $450.0 million and additional Initial Securities that may be issued under the Indenture up to an aggregate principal amount as established in or pursuant to a resolution of the Board of Directors. The Exchange Securities, the Original Securities and such additional Initial Securities are treated as a single class of securities under the Indenture. The Indenture imposes certain limitations on the ability of the Company and its Restricted Subsidiaries to, among other things, make certain Investments and other Restricted Payments, pay dividends and other distributions, incur Debt, enter into consensual restrictions upon the payment of certain dividends and distributions by such Restricted Subsidiaries, issue or sell shares of capital stock of such Restricted Subsidiaries, enter into or permit certain transactions with Affiliates, create or incur Liens and make Asset Sales. The Indenture also imposes limitations on the ability of the Company to consolidate or merge with or into any other Person or sell, transfer, assign, lease, convey or otherwise dispose of all or substantially all of the Property of the Company.
5. Optional Redemption
          (a) Except as set forth below, the Securities may not be redeemed prior to January 15, 2010. On and after that date, the Company may redeem the Securities in whole at any time or in part from time to time at the following redemption prices (expressed in percentages of principal amount), plus accrued and unpaid interest, if any, to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date that is on or prior to the date of redemption), if redeemed during the 12-month period beginning on or after January 15 of the years set forth below:

Redemption
Period	Price
2010	104.875%
2011	103.250%
2012	101.625%
2013 and thereafter	100.000%
          (b) Notwithstanding the foregoing, on or prior to January 15, 2008, the Company may redeem up to 33 1/3% of the original aggregate principal amount of the Securities issued with the proceeds from one or more Public Equity Offerings by the Company, at a redemption price equal to 109.75% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date that is on or prior to the date of redemption); provided, however, that after giving effect to any such redemption, at least 66 2/3%

of the original aggregate principal amount of the Securities remains outstanding. Any such redemption shall be made within 75 days of such Public Equity Offering.
          (c) Notwithstanding the foregoing, the Company may redeem all or any portion of the Securities, at once or over time, prior to January 15, 2010, at a redemption price equal to the sum of:
          (a) 100% of the principal amount of the Securities to be redeemed, plus
          (b) the Applicable Premium,
          plus accrued and unpaid interest, if any, to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).
          “Applicable Premium” means, with respect to a Security at any time, the greater of (1) 1.0% of the principal amount of such Security at such time and (2) the excess of (A) the present value at such time of (i) the redemption price of such Security at January 15, 2010 (such redemption price being described in the table appearing in clause (a) of this paragraph 5 exclusive of any, accrued interest) plus (ii) any required interest payments due on such Security through January 15, 2010, (including any accrued and unpaid interest) computed using a discount rate equal to the Treasury Rate plus 75 basis points, over (B) the principal amount of such Security.
          “Comparable Treasury Issue” means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the Securities that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such Securities. “Independent Investment Banker” means one of the Reference Treasury Dealers appointed by the trustee after consultation with the Company.
          “Comparable Treasury Price” means, with respect to any redemption date:
          (a) the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third Business Day preceding such redemption date, as set forth in the most recently published statistical release designated “H.15(519)” (or any successor release) published by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities” or
          (b) if such release (or any successor release) is not published or does not contain such prices on such Business Day, the average of the Reference Treasury Dealer Quotations for such redemption date.
          “Reference Treasury Dealer” means Citigroup Global Markets Inc., Banc of America Securities LLC and one other financial institution chosen by the Company and their respective successors; provided, however, that if any of the foregoing shall cease to be a primary U.S. Government securities dealer in New York City (a “Primary Treasury Dealer”), the Company shall substitute therefor another Primary Treasury Dealer.

          “Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m. on the third Business Day preceding such redemption date.
          “Treasury Rate” means, with respect to any redemption date, the rate per annum equal to the yield to maturity of the Comparable Treasury Issue, compounded semi-annually, assuming a price for such Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.
6. Notice of Optional Redemption
          Notice of redemption will be mailed by first-class mail at least 30 days but not more than 60 days before the redemption date to each Holder of Securities to be redeemed at his or her registered address. Any notice to Holders of Securities of such a redemption pursuant to clause (c) in paragraph 5 needs to include the appropriate calculation of the redemption price, but does not need to include the redemption price itself. The actual redemption price, calculated as described in such clause (c), must be set forth in an Officers’ Certificate delivered to the Trustee no later than two Business Days prior to the redemption date. Securities in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000. If money sufficient to pay the redemption price of and accrued interest on all Securities (or portions thereof) to be redeemed on the redemption date is deposited with the Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after such date interest ceases to accrue on such Securities (or such portions thereof) called for redemption.
7. Sinking Fund
          The Securities are not subject to any sinking fund.
8. Repurchase of Securities at the Option of Holders upon Change of Control
          Upon a Change of Control, any Holder of Securities will have the right, subject to certain conditions specified in the Indenture, to cause the Company to repurchase all or any part of the Securities of such Holder at a purchase price equal to 101% of the principal amount of the Securities to be repurchased plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date that is on or prior to the date of purchase) as provided in, and subject to the terms of, the Indenture.
9. Denominations; Transfer; Exchange
          The Securities are in registered form without coupons in denominations of $1,000 and whole multiples of $1,000. A Holder may transfer or exchange Securities in accordance with the Indenture. Upon any transfer or exchange, the Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) or to transfer or exchange any Securities for a period of 15 days prior to a selection of Securities to be redeemed or 15 days before an interest payment date.
10. Persons Deemed Owners
          The registered Holder of this Security may be treated as the owner of it for all purposes.
11. Unclaimed Money
          If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its written request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment.
12. Discharge and Defeasance
          Subject to certain conditions, the Company at any time may terminate some of or all its obligations under the Securities and the Indenture if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the Securities to redemption or maturity, as the case may be.
13. Amendment, Waiver
          Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Securities may be amended without prior notice to any Securityholder but with the written consent of the Holders of at least a majority in aggregate principal amount of the outstanding Securities and (ii) any default or noncompliance with any provision may be waived with the written consent of the Holders of at least a majority in principal amount of the outstanding Securities. Subject to certain exceptions set forth in the Indenture, without the consent of any Holder of Securities, the Company and the Trustee may amend the Indenture or the Securities (i) to cure any ambiguity, omission, defect or inconsistency; (ii) to comply with Article V of the Indenture; (iii) to provide for uncertificated Securities in addition to or in place of certificated Securities; (iv) to add Guarantees with respect to the Securities; (v) to secure the Securities, to add additional covenants or to surrender rights and powers conferred on the Company; (vi) to comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the TIA; (vii) to evidence and provide for the acceptance of appointment by a successor trustee; (viii) to make any change that does not adversely affect the rights of any Securityholder; or (ix) to provide for the issuance of additional securities in accordance with the Indenture.
14. Defaults and Remedies
          If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the Securities then outstanding, subject to certain limitations, may declare all the Securities to be immediately due and payable. Certain events of bankruptcy or insolvency are Events of Default and shall result in the Securities being immediately due and payable upon the occurrence of such Events of Default without any further act of the Trustee or any Holder.
          Holders of Securities may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Securities unless it receives reasonable indemnity or security. Subject to certain limitations, Holders of a majority in aggregate principal amount of the Securities then outstanding may direct the Trustee in its exercise of any trust or power under the Indenture. The Holders of a majority in aggregate principal amount of the Securities then outstanding, by written notice to the Company and the Trustee, may rescind any declaration of acceleration and its consequences if the rescission would not conflict with any judgment or decree, and if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration.
15. Trustee Dealings with the Company
          Subject to certain limitations imposed by the TIA, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.
16. No Recourse Against Others
          A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.
17. Authentication
          This Security shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Security.
18. Abbreviations
          Customary abbreviations may be used in the name of a Securityholder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).
19. Governing Law
          THIS SECURITY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE

EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.
20. CUSIP Numbers
          Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Securities and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Securityholders. To the extent such numbers have been issued, the Company has caused ISIN and Common Code numbers to be similarly printed on the Securities and has similarly instructed the Trustee. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.
          The Company will furnish to any Holder of Securities upon written request and without charge to the Holder a copy of the Indenture which has in it the text of this Security.

ASSIGNMENT FORM
To assign this Security, fill in the form below:
I or we assign and transfer this Security to

          (Print or type assignee’s name, address and zip code)

          (Insert assignee’s soc. sec. or tax I.D. No.)
and irrevocably appoint            agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

Date:	Your Signature:

Sign exactly as your name appears on the other side of this Security. Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor acceptable to the Trustee.

OPTION OF HOLDER TO ELECT PURCHASE
          If you want to elect to have this Security purchased by the Company pursuant to Section 4.07 (Asset Sale) or 4.12 (Change of Control) of the Indenture, check the box:   ☐
          If you want to elect to have only part of this Security purchased by the Company pursuant to Section 4.07 or 4.12 of the Indenture, state the amount:
$
Date:                                          Your Signature:
(Sign exactly as your name appears on the other side of the Security)

Signature Guarantee:

Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor acceptable to the Trustee.

SCHEDULE OF INCREASES AND DECREASES IN GLOBAL SECURITY
The initial principal amount of this Global Security is $446,160,000. The following increases or decreases in this Global Security have been made:

Principal amount of
	Amount of decrease	Amount of increase	this Global Security	Signature of
	in Principal Amount	in Principal Amount	following such	authorized signatory
	of this Global	of this Global	decrease	of Trustee or
Date of Exchange	Security	Security	or increase	Securities Custodian

AMENDED AND RESTATED 9-3/4% SENIOR NOTE DUE 2015
(RULE 144A GLOBAL NOTE)
          UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.
          TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.
          THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). THE HOLDER HEREOF, BY PURCHASING THIS NOTE, AGREES FOR THE BENEFIT OF THE COMPANY THAT THIS NOTE MAY NOT BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED (X) PRIOR TO THE SECOND ANNIVERSARY OF THE ISSUANCE HEREOF (OR ANY PREDECESSOR SECURITY HERE) OR (Y) BY ANY HOLDER THAT WAS AN AFFILIATE OF THE COMPANY AT ANY TIME DURING THE THREE MONTHS PRECEDING THE DATE OF SUCH TRANSFER, IN EITHER CASE, OTHER THAN (1) TO THE COMPANY, (2) SO LONG AS THIS NOTE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A, PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A (AS INDICATED BY THE BOX CHECKED BY THE TRANSFEROR ON THE CERTIFICATE OF TRANSFER ON THE REVERSE OF THIS NOTE), (3) IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT (AS INDICATED BY THE BOX CHECKED BY THE TRANSFEROR ON THE CERTIFICATE OF TRANSFER ON THE REVERSE OF THIS NOTE), (4) TO AN INSTITUTION THAT IS AN “ACCREDITED INVESTOR” AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT (AS INDICATED BY THE BOX CHECKED BY THE TRANSFEROR ON THE CERTIFICATE OF TRANSFER ON THE REVERSE OF THIS SECURITY) THAT IS ACQUIRING THIS SECURITY FOR INVESTMENT PURPOSES AND NOT FOR DISTRIBUTION, AND A CERTIFICATE WHICH MAY BE OBTAINED FROM THE COMPANY OR THE

TRUSTEE IS DELIVERED BY THE TRANSFEREE TO THE COMPANY AND TRUSTEE,(5) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 (IF APPLICABLE) UNDER THE SECURITIES ACT, OR (6) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. AN INSTITUTIONAL ACCREDITED INVESTOR HOLDING THIS NOTE AGREES THAT IT WILL FURNISH TO THE COMPANY AND THE TRUSTEE SUCH CERTIFICATES AND OTHER INFORMATION AS THEY MAY REASONABLY REQUIRE TO CONFIRM THAT ANY TRANSFER BY IT OF THIS NOTE COMPLIES WITH THE FOREGOING RESTRICTIONS. THE HOLDER HEREOF, BY PURCHASING THIS NOTE, REPRESENTS AND AGREES FOR THE BENEFIT OF THE COMPANY THAT IT IS (1) A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A OR (2) PURCHASING FROM A PERSON NOT PARTICIPATING IN THE INITIAL DISTRIBUTION OF THIS SECURITY (OR ANY PREDECESSOR SECURITY), THAT IT IS AN INSTITUTION THAT IS AN “ACCREDITED INVESTOR” AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT AND THAT IT IS HOLDING THIS NOTE FOR INVESTMENT PURPOSES AND NOT FOR DISTRIBUTION OR (3) A NON-U.S. PERSON OUTSIDE THE UNITED STATES WITHIN THE MEANING OF (OR AN ACCOUNT SATISFYING THE REQUIREMENTS OF PARAGRAPH (k)(2)(i) OF RULE 902 UNDER) REGULATION S UNDER THE SECURITIES ACT.
IN CONNECTION WITH ANY TRANSFER THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

No. 1 (Amendment and Restatement)	up to $50,000
9-3/4% Senior Note due 2015
CUSIP No. 52736 RA P7
ISIN No. US52736 RAP 73
          LEVI STRAUSS & CO., a Delaware corporation, promises to pay to Cede & Co., or registered assigns, the principal sum of Fifty Thousand Dollars ($50,000) as set forth on the Schedule of Increases or Decreases annexed hereto on January 15, 2015.
          Interest Payment Dates: January 15 and July 15.
          Record Dates: January 1 and July 1.

          Additional provisions of this Security are set forth on the other side of this Security executed.
          IN WITNESS WHEREOF, the parties have caused this instrument to be duly executed.

LEVI STRAUSS & CO.,
by
	Name:	Blake Jorgensen
	Title:	Executive Vice President and Chief Financial Officer

by
	Name:	Roger J. Fleischmann, Jr.
	Title:	Vice President and Treasurer

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

Dated:

WILMINGTON TRUST COMPANY,
as Trustee, certifies
that this is one of
the Securities referred
to in the Indenture.

by:

Authorized Signatory

[signature page to rule 144a global note]

9-3/4% Senior Note due 2015
21. Interest
          (a) LEVI STRAUSS & CO., a Delaware corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the “Company”), promises to pay interest on the principal amount of this Security at the rate per annum shown above. The Company will pay interest semiannually on January 15 and July 15 of each year. Interest on the Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from December 22, 2004. Interest shall be computed on the basis of a 360-day year of twelve 30-day months. The Company shall pay interest on overdue principal at the rate borne by the Securities plus 1% per annum, and it shall pay interest on overdue installments of interest at the rate borne by the Securities to the extent lawful.
          (b) Special Interest. The holder of this Security is entitled to the benefits of a Registration Rights Agreement, dated as of December 22, 2004, among the Company and the Purchasers named therein (the “Registration Rights Agreement”). Capitalized terms used in this paragraph (b) but not defined herein have the meanings assigned to them in the Registration Rights Agreement. In the event that (i) neither the Exchange Offer Registration Statement nor the Shelf Registration Statement has been filed with the Commission on or prior to the 90th day following the date of the original issuance of the Securities, (ii) the Exchange Offer Registration Statement has not been declared effective on or prior to the 180th day following the date of the original issuance of the Securities, (iii) neither the Registered Exchange Offer has been consummated nor the Shelf Registration Statement has been declared effective on or prior to the 210th day following the date of the original issuance of the Securities, or (iv) after either the Exchange Offer Registration Statement or the Shelf Registration Statement has been declared effective, such Registration Statement thereafter ceases to be effective or usable in connection with resales of the Securities at any time that the Company is obligated to maintain the effectiveness thereof pursuant to the Registration Rights Agreement (each such event referred to in clauses (i) through (iv) above being referred to herein as a “Registration Default”), interest (the “Special Interest”) shall accrue on the principal amount of the Securities (in addition to stated interest on the Securities) from and including the date on which the first such Registration Default shall occur to but excluding the date on which all Registration Defaults have been cured, at a rate per annum equal to 0.25% of the principal amount of the Securities; provided, however, that such rate per annum shall increase by 0.25% per annum from and including the 91st day after the first such Registration Default (and each successive 91st day thereafter) unless and until all Registration Defaults have been cured; provided further, however, that in no event shall the Special Interest accrue at a rate in excess of 1.00% per annum. The Special Interest will be payable in cash semiannually in arrears each January 15 and July 15.
22. Method of Payment
          The Company will pay interest on the Securities (except defaulted interest) to the Persons who are registered Holders of Securities at the close of business on the January 1 or July 1 next preceding the interest payment date even if Securities are canceled after the record date and on or before the interest payment date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States of America that at the time of payment is legal tender for payment of public and private debts. Payments in respect of the Securities represented by a Global Security (including principal, premium and interest) will be made by wire transfer of immediately available funds to the accounts specified by The Depository Trust Company. The Company will make all payments in respect of a Definitive Security (including principal, premium and interest), by mailing a check to the registered address of each Holder thereof; provided, however, that payments on the Securities may also be made, in the case of a Holder of at least $1,000,000 aggregate principal amount of Securities, by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).
23. Paying Agent and Registrar
          Initially, WILMINGTON TRUST COMPANY, a Delaware banking corporation (the “Trustee”), will act as Paying Agent and Registrar. The Company may appoint and change any Paying Agent, Registrar or co-registrar without notice. The Company or any of its domestically incorporated Wholly Owned Subsidiaries may act as Paying Agent, Registrar or co-registrar.
24. Indenture
          The Company issued the Securities under an Indenture dated as of December 22, 2004 (the “Indenture”), between the Company and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb) as in effect on the date of the Indenture (the “TIA”). Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Securities are subject to all such terms, and Securityholders are referred to the Indenture and the TIA for a statement of those terms.
          The Securities are unsubordinated unsecured obligations of the Company limited to an aggregate principal amount at any one time outstanding as established in or pursuant to a resolution of the Board of Directors of the Company (subject to Sections 2.01 and 2.08 of the Indenture). This Security is one of the Original Securities referred to in the Indenture issued in an aggregate principal amount of $450.0 million . The Securities include the Original Securities, additional Initial Securities that may be issued under the Indenture up to an aggregate principal amount as established in or pursuant to a resolution of the Board of Directors, and any Exchange Securities issued in exchange for Initial Securities. The Original Securities, such additional Initial Securities and the Exchange Securities are treated as a single class of securities under the Indenture. The Indenture imposes certain limitations on the ability of the Company and its Restricted Subsidiaries to, among other things, make certain Investments and other Restricted Payments, pay dividends and other distributions, incur Debt, enter into consensual restrictions upon the payment of certain dividends and distributions by such Restricted Subsidiaries, issue or sell shares of capital stock of such Restricted Subsidiaries, enter into or permit certain transactions with Affiliates, create or incur Liens and make Asset Sales. The Indenture also imposes limitations on the ability of the Company to consolidate or merge with or into any other

Person or sell, transfer, assign, lease, convey or otherwise dispose of all or substantially all of the Property of the Company.
25. Optional Redemption
          (a) Except as set forth below, the Securities may not be redeemed prior to January 15, 2010. On and after that date, the Company may redeem the Securities in whole at any time or in part from time to time at the following redemption prices (expressed in percentages of principal amount), plus accrued and unpaid interest, if any, to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date that is on or prior to the date of redemption), if redeemed during the 12-month period beginning on or after January 15 of the years set forth below:

Redemption
Period	Price
2010	104.875%
2011	103.250%
2012	101.625%
2013 and thereafter	100.000%
          (b) Notwithstanding the foregoing, on or prior to January 15, 2008, the Company may redeem up to 33 1/3% of the original aggregate principal amount of the Securities issued with the proceeds from one or more Public Equity Offerings by the Company, at a redemption price equal to 109.75% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date that is on or prior to the date of redemption); provided, however, that after giving effect to any such redemption, at least 66 2/3% of the original aggregate principal amount of the Securities remains outstanding. Any such redemption shall be made within 75 days of such Public Equity Offering.
          (c) Notwithstanding the foregoing, the Company may redeem all or any portion of the Securities, at once or over time, prior to January 15, 2010, at a redemption price equal to the sum of:
          (d) 100% of the principal amount of the Securities to be redeemed, plus
          (e) the Applicable Premium,
plus accrued and unpaid interest, if any, to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).
          “Applicable Premium” means, with respect to a Security at any time, the greater of (1) 1.0% of the principal amount of such Security at such time and (2) the excess of (A) the present value at such time of (i) the redemption price of such Security at January 15, 2010 (such redemption price being described in the table appearing in clause (a) of this paragraph 5 exclusive of any, accrued interest) plus (ii) any required interest payments due on such Security through January 15, 2010, (including any accrued and unpaid interest) computed using a discount rate equal to the Treasury Rate plus 75 basis points, over (B) the principal amount of such Security.
          “Comparable Treasury Issue” means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the Securities that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such Securities. “Independent Investment Banker” means one of the Reference Treasury Dealers appointed by the trustee after consultation with the Company.
          “Comparable Treasury Price” means, with respect to any redemption date:
          (f) the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third Business Day preceding such redemption date, as set forth in the most recently published statistical release designated “H.15(519)” (or any successor release) published by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities” or
          (g) if such release (or any successor release) is not published or does not contain such prices on such Business Day, the average of the Reference Treasury Dealer Quotations for such redemption date.
          “Reference Treasury Dealer” means Citigroup Global Markets Inc., Banc of America Securities LLC and one other financial institution chosen by the Company and their respective successors; provided, however, that if any of the foregoing shall cease to be a primary U.S. Government securities dealer in New York City (a “Primary Treasury Dealer”), the Company shall substitute therefor another Primary Treasury Dealer.
          “Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m. on the third Business Day preceding such redemption date.
          “Treasury Rate” means, with respect to any redemption date, the rate per annum equal to the yield to maturity of the Comparable Treasury Issue, compounded semi-annually, assuming a price for such Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.
26. Notice of Optional Redemption
          Notice of redemption will be mailed by first-class mail at least 30 days but not more than 60 days before the redemption date to each Holder of Securities to be redeemed at his or her registered address. Any notice to Holders of Securities of such a redemption pursuant to clause (c) in paragraph 5 needs to include the appropriate calculation of the redemption price, but does not need to include the redemption price itself. The actual redemption price, calculated as described in such clause (c), must be set forth in an Officers’ Certificate delivered to the Trustee no later than two Business Days prior to the redemption date. Securities in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000. If money sufficient to pay the redemption price of and accrued interest on all Securities (or portions thereof) to be redeemed on the redemption date is deposited with the Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after such date interest ceases to accrue on such Securities (or such portions thereof) called for redemption.
27. Sinking Fund
          The Securities are not subject to any sinking fund.
28. Repurchase of Securities at the Option of Holders upon Change of Control
          Upon a Change of Control, any Holder of Securities will have the right, subject to certain conditions specified in the Indenture, to cause the Company to repurchase all or any part of the Securities of such Holder at a purchase price equal to 101% of the principal amount of the Securities to be repurchased plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date that is on or prior to the date of purchase) as provided in, and subject to the terms of, the Indenture.
29. Denominations; Transfer; Exchange
          The Securities are in registered form without coupons in denominations of $1,000 and whole multiples of $1,000. A Holder may transfer or exchange Securities in accordance with the Indenture. Upon any transfer or exchange, the Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) or to transfer or exchange any Securities for a period of 15 days prior to a selection of Securities to be redeemed or 15 days before an interest payment date.
30. Persons Deemed Owners
          The registered Holder of this Security may be treated as the owner of it for all purposes.
31. Unclaimed Money
          If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its written request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment.

32. Discharge and Defeasance
          Subject to certain conditions, the Company at any time may terminate some of or all its obligations under the Securities and the Indenture if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the Securities to redemption or maturity, as the case may be.
33. Amendment, Waiver
          Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Securities may be amended without prior notice to any Securityholder but with the written consent of the Holders of at least a majority in aggregate principal amount of the outstanding Securities and (ii) any default or noncompliance with any provision may be waived with the written consent of the Holders of at least a majority in principal amount of the outstanding Securities. Subject to certain exceptions set forth in the Indenture, without the consent of any Holder of Securities, the Company and the Trustee may amend the Indenture or the Securities (i) to cure any ambiguity, omission, defect or inconsistency; (ii) to comply with Article V of the Indenture; (iii) to provide for uncertificated Securities in addition to or in place of certificated Securities; (iv) to add Guarantees with respect to the Securities; (v) to secure the Securities, to add additional covenants or to surrender rights and powers conferred on the Company; (vi) to comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the TIA; (vii) to evidence and provide for the acceptance of appointment by a successor trustee; (viii) to make any change that does not adversely affect the rights of any Securityholder; or (ix) to provide for the issuance of additional securities in accordance with the Indenture.
34. Defaults and Remedies
          If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the Securities then outstanding, subject to certain limitations, may declare all the Securities to be immediately due and payable. Certain events of bankruptcy or insolvency are Events of Default and shall result in the Securities being immediately due and payable upon the occurrence of such Events of Default without any further act of the Trustee or any Holder.
          Holders of Securities may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Securities unless it receives reasonable indemnity or security. Subject to certain limitations, Holders of a majority in aggregate principal amount of the Securities then outstanding may direct the Trustee in its exercise of any trust or power under the Indenture. The Holders of a majority in aggregate principal amount of the Securities then outstanding, by written notice to the Company and the Trustee, may rescind any declaration of acceleration and its consequences if the rescission would not conflict with any judgment or decree, and if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration.

35. Trustee Dealings with the Company
          Subject to certain limitations imposed by the TIA, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.
36. No Recourse Against Others
          A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.
37. Authentication
          This Security shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Security.
38. Abbreviations
          Customary abbreviations may be used in the name of a Securityholder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).
39. Governing Law
          THIS SECURITY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.
40. CUSIP Numbers
          Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Securities and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Securityholders. To the extent such numbers have been issued, the Company has caused ISIN and Common Code numbers to be similarly printed on the Securities and has similarly instructed the Trustee. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

          The Company will furnish to any Holder of Securities upon written request and without charge to the Holder a copy of the Indenture which has in it the text of this Security.

ASSIGNMENT FORM
To assign this Security, fill in the form below:
I or we assign and transfer this Security to
     (Print or type assignee’s name, address and zip code)
     (Insert assignee’s soc. sec. or tax I.D. No.)
and irrevocably appoint                      agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

Date:	Your Signature:

Sign exactly as your name appears on the other side of this Security.
In connection with any transfer of any of the Securities evidenced by this certificate occurring prior to the expiration of the period referred to in Rule 144(k) under the Securities Act after the later of the date of original issuance of such Securities and the last date, if any, on which such Securities were owned by the Company or any Affiliate of the Company, the undersigned confirms that such Securities are being transferred in accordance with its terms:
CHECK ONE BOX BELOW

(1)	☐	to the Company; or

(2)	☐	pursuant to an effective registration statement under the Securities Act of 1933; or

(3)	☐	inside the United States to a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act of 1933) that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that such transfer is being made in reliance on Rule 144A, in each case pursuant to and in compliance with Rule 144A under the Securities Act of 1933; or

(4)	☐	outside the United States in an offshore transaction within the meaning of Regulation S under the Securities Act in compliance with Rule 904 under the Securities Act of 1933; or

(5)	☐	to an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933) that has furnished to the Trustee a signed letter containing certain representations and agreements (the form of which letter can be obtained from the Trustee or the Company);

or

(6)	☐	pursuant to another available exemption from registration provided by Rule 144 under the Securities Act of 1933.
Unless one of the boxes is checked, the Trustee will refuse to register any of the Securities evidenced by this certificate in the name of any person other than the registered holder thereof; provided, however, that if box (4), (5) or (6) is checked, the Trustee may require, prior to registering any such transfer of the Securities, such legal opinions, certifications and other information as the Company has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933.

Your Signature
Signature Guarantee:

Date:

Signature must be guaranteed	(Signature of Signature
by a participant in a	Guarantee)
recognized signature guaranty
medallion program or other
signature guarantor acceptable
to the Trustee

TO BE COMPLETED BY PURCHASER IF (3) ABOVE IS CHECKED.
               The undersigned represents and warrants that it is purchasing this Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:
NOTICE: To be executed by an Executive officer

OPTION OF HOLDER TO ELECT PURCHASE
          If you want to elect to have this Security purchased by the Company pursuant to Section 4.07 (Asset Sale) or 4.12 (Change of Control) of the Indenture, check the box:
☐
          If you want to elect to have only part of this Security purchased by the Company pursuant to Section 4.07 or 4.12 of the Indenture, state the amount:
$

Date:	Your Signature:

(Sign exactly as your name appears on the other side of the Security)

Signature Guarantee:

Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor acceptable to the Trustee.

SCHEDULE OF INCREASES AND DECREASES IN GLOBAL SECURITY
The initial principal amount of this Global Security is $50,000. The following increases or decreases in this Global Security have been made:

Principal amount of
	Amount of decrease	Amount of increase	this Global Security	Signature of
	in Principal Amount	in Principal Amount	following such	authorized signatory
	of this Global	of this Global	decrease	of Trustee or
Date of Exchange	Security	Security	or increase	Securities Custodian